Exhibit 10.2

[•], 2021

Beard Energy Transition Acquisition Corp.

601 Lexington Avenue, 20th Floor, #1001

New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Beard Energy Transition Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets, Inc., (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of up to [●] of the Company’s units (including up to [●] units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to the registration statement on Form S-1 File No. 333-254049, and the prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”), and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Beard Energy Transition Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote all Founder Shares, Sponsor Shares and any Offering Shares (as defined below) acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination and (ii) not redeem any such Offering Shares owned by it, him or her in connection with such stockholder approval.

2.The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes of the Company and its subsidiary, Beard Energy Transition Acquisition Holdings LLC (“Opco”) (less an amount required to satisfy taxes of the Company and Opco and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares plus the number of outstanding Class A units of Opco (the “Opco Class A Units”) (other than Opco Class A Units held by the Company), which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and the Insiders agree to not propose any amendment to the Company’s amended and restated certificate of incorporation (i) in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision relating to the rights of holders of Class A Common Stock or pre-initial business combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes of the Company and Opco (less an amount required to satisfy taxes of the Company and Opco and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares plus the number of outstanding Opco Class A Units (other than Opco Class A Units held by the Company), subject to certain limitations on redemption set forth in the Company’s amended and restated certificate of incorporation.

3.During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any Units, shares of Class A Common Stock, shares of the Company’s Class V common stock, par value $0.0001 per share (the “Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock, owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any officer, member or manager of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per share of the Offering Shares and (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Sponsor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional [●] Units (as described in the Prospectus), the Sponsor agrees, upon the expiration or waiver of such option, to forfeit, for cancellation at no cost, a number of Founder Shares equal to [●] multiplied by a fraction, (i) the numerator of which is [●] minus the number of Units purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is [●].  The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that, assuming the exchange of all Founder Shares into Class A Common Stock, the Class A Common Stock received by the Sponsor in exchange for the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering (excluding the Sponsor Shares and any shares issuable upon the exercise of any warrants).

6.Each of the Sponsor and the Insiders hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of his, her or its obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b) and 9 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.(a) The Sponsor and each Insider agree not to transfer, assign or sell any Founder Shares held by it, him or her until one year after the date of the consummation of the Business Combination or earlier if, subsequent to a Business Combination, (i) the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up”).

(b)Subject to certain limited exceptions, the Sponsor and each Insider agrees not to transfer, assign or sell any Private Placement Warrants or Class A Common Stock underlying such warrants held by it, him or her, until 30 days after the completion of a Business Combination.

(c)Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Shares, Private Placement Warrants and shares of Class A Common Stock underlying the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)) are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any member(s) of the Sponsor or their affiliates, or any affiliates of the Sponsor; (b) in the case of an individual, to an affiliate of such person or by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s operating agreement upon dissolution of the Sponsor; (f) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable securities were originally purchased; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (e) and (h), these permitted transferees must enter into a written agreement with the Company and Opco agreeing to be bound by these transfer restrictions.

8.Each Insider’s biographical information furnished to the Company that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company including any such information that is included in the Prospectus is true and accurate in all respects. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and neither such Insider nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.(a)  Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). However, such persons may receive the following payments, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan of up to $300,000 made to Opco by the Sponsor pursuant to a Promissory Note dated February 9, 2021; payment of an aggregate of $25,000 per month to an affiliate of the Sponsor, for administrative and support services, pursuant to an

Administrative Services Agreement, dated [           ], 2021 (including $16,667 per month payable to the Company’s chief financial officer); reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10.The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer, former employer or other person), to enter into this Letter Agreement and, as applicable, to serve as an officer of the Company or as a director of the Company and each Insider hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

11.As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the Class B Units of Opco (the “Opco Class B Units”) (or the Opco Class A Units into which such Opco Class B Units will convert) and the corresponding shares of Class V Common Stock of the Company held by the Sponsor; (iii) “Private Placement Warrants ” shall mean the [●] (or [●] if the Underwriter’s over-allotment option in connection with the Public Offering is exercised in full) warrants, each exercisable to purchase for $11.50 one share of Class A Common Stock, for an aggregate purchase price of approximately $[●] (or approximately $[●] if the Underwriter’s over-allotment option in connection with the Public Offering is exercised in full), or $1.50 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Sponsor Shares” shall mean the 1,250 Opco Class A Units and corresponding number of shares of Class V Common Stock (which together will be exchangeable into shares of Class A Common Stock after the Business Combination on a one-for-one basis, subject to adjustment) and the 1,250 shares of Class A Common Stock purchased by Gregory A. Beard in a private placement prior to the Public Offering.

12.This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider and each of their respective successors, heirs and assigns and permitted transferees.

14.This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [           ], 2021, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,
BEARD ENERGY TRANSITION ACQUISITION SPONSOR LLC
By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Gregory A. Beard

Charles Cherington

Sarah James

Robert C. Reeves

Acknowledged and Agreed:

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]